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Exhibit 10.11

SUBLEASE AGREEMENT

        THIS SUBLEASE AGREEMENT ("Sublease") is made and entered into this 18th day of September, 2002 ("Effective Date"), by and between HARRIS CORPORATION, a Delaware corporation ("Sublessor"), having an office at 1025 West NASA Boulevard, Melbourne, Florida 32919 and Spy Optic, Inc., a California corporation ("Sublessee"), having an office at 1260 Avenida Chelsea, Vista, California 92083

RECITALS

        A.    Pursuant to that certain Standard Industrial/Commercial Single-Tenant Lease-Net (the "Master Lease") made and entered into on or about May 5, 1995, by and between The Levine Family Trust, as lessor ("Lessor), and Harris Corporation as successor to Pacific Recorders and Engineering Corporation, as lessee ("Sublessor"), Lessor leased to Sublessor certain real property commonly known as 2070 Las Palmas, Carlsbad, CA ("Premises") and described in the Master Lease as 2070 Camino Vida Roble, Carlsbad, CA.

        B.    Sublessee desires to sublet from Sublessor, and Sublessor desires to sublet to Sublessee, the Premises which is comprised of a free standing building of approximately 30,556 square feet (sometimes referred to as the Sublease Space), on the terms, conditions, and covenants described herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

        1.    Sublease of Sublease Space.

          1.1.    Sublease.    Sublessor hereby sublets the Sublease Space to Sublessee, and Sublessee hereby sublets the Sublease Space from Sublessor, upon and subject to the terms, conditions, and covenants hereinafter set forth. Sublessee covenants and agrees to abide by and perform all of the requirements imposed on Sublessor under the Master Lease with respect to the Premises and the Sublease Space. Sublessor acknowledges and agrees that Sublessee shall have no obligations of any kind relating to that certain real property commonly known as 2080 Las Palmas, Carlsbad, CA, which is also the subject of the Master Lease. Sublessor covenants that, if Sublessee shall comply with each of the obligations to be performed by Sublessee under this Sublease, Sublessee shall have and enjoy quiet and undisturbed possession of the Sublease Space during the term of this Sublease, subject to the terms and conditions of this Sublease.

          1.2.    Condition of Sublease Space.    Sublessee hereby acknowledges that it is familiar with the Sublease Space and accepts same "AS IS". Notwithstanding the immediately preceding sentence, Sublessor warrants to Sublessee that the Premises and the Sublease Space comply with all applicable covenants or restrictions of record, and applicable building codes, regulations and ordinances in effect on the Commencement Date. If the Premises do not comply with such warranty, Sublessor shall promptly after receipt of written notice from Sublessee setting forth the nature and extent of such non-compliance, rectify the same at Sublessor's sole expense.

        2.    Term.    Both parties shall be bound by the terms hereof as of the Effective Date. Sublessor acknowledges that as of the date hereof, the 'Expiration Date' of the Master Lease is May 31, 2005. The term of this Sublease shall begin on November 1, 2002 ("Commencement Date"), and shall continue until May 31, 2005, provided, however, that this Sublease may sooner terminate upon the earlier termination of the Master Lease or this Sublease. Notwithstanding anything herein to the contrary, in no event shall Sublessee have any rights as to any renewal options set forth in the Master Lease. Sublessee shall have access to the Premises fifteen (15) days prior to the Commencement Date, which shall be October 16, 2002 to make alterations to the Premises which have been approved in writing by Sublessor and Lessor.

        3.    Compliance with Master Lease.    This Sublease is expressly subject and subordinate to (i) all of the provisions, terms, covenants and conditions of the Master Lease, a copy of which is attached hereto as Exhibit A and incorporated herein by this reference; (ii) all applicable zoning rules, restrictions, regulations, resolutions, and ordinances and building restrictions and other governmental regulations affecting the Sublease Space now or hereafter in effect; and (iii) any and all other easements, restrictions, covenants and/or agreements of record relating to the Premises. Sublessee hereby acknowledges that it has read the Master Lease and has discussed same with legal counsel and/or has the requisite experience and sophistication to understand, interpret, and agree to be bound by the provisions thereof.

        4.    Obligations of Sublessee.

          4.1.    Assumption of Obligations and Covenants under Master Lease.    Sublessee hereby expressly assumes and agrees to perform with regard to the Sublease Space all of the obligations and covenants required under the Master Lease to be kept or performed by Sublessor as the lessee thereunder, except the payment of rent, which shall be governed as set forth below; these obligations include, but are not limited to, timely payment of all other sums due under the Master Lease and the performance of all terms, conditions, obligations, and covenants contained in the Master Lease so as to not cause a termination, default, forfeiture or breach by Sublessor as lessee under the Master Lease. Sublessee shall maintain the Sublease Space in clean condition and shall not allow any garbage or refuse to be left thereon. Unless the direct cause of the Sublessor, its agents or assigns, the cost of any repairs for any damage caused on, in or to the Sublease Space shall be the sole obligation of Sublessee. Except as otherwise provided in this Sublease, Sublessee shall indemnify and hold Sublessor harmless from and against any and all liability, losses, claims, damages, judgments and costs (including without limitation attorneys' fees, costs and expenses) incurred by Sublessor under the Master Lease with regard to the Sublease Space while Sublessee is in possession of the Sublease Space or in the event that Sublessee defaults under this Sublease. Such indemnification obligation shall survive the expiration or early termination of this Sublease.

            4.1.1    Payments.    All monetary payments to Sublessor from Sublessee provided for herein shall be paid to Sublessor at the following address:

    Harris Corporation
    3200 Wismann Lane
    Quincy, IL 62305
    Attention: Ms. Kathy Legg

  Unless directed by Sublessor (or by Lessor in accordance with the Master Lease) in writing to make such payments directly to Lessor, all payments due hereunder (whether by virtue of the terms hereof or by virtue of the terms of the Master Lease) shall be made to Sublessor promptly on the first (1st) day of each month in advance without any prior notice or demand or any deduction, reduction or offset. Sublessee also shall pay to Sublessor (or Lessor, if so directed) any sales or use tax due on any such amounts if and to the extent required by California law.

            4.1.2    Additional Sums.    Sublessee hereby expressly assumes and agrees to pay to Sublessor (or Lessor, if so directed) any other sums, charges or payments due Lessor under the Master Lease, including, without limitation, any taxes, CAM charges, insurance, utilities and any other costs charged by Lessor which relate solely to the Premises and the Sublease Space and to the period beginning with the Commencement Date and ending on May 31, 2005, unless the term of this Sublease is extended.

          4.2.    Payment of Rent.    Sublessor shall have free rent for the first One Hundred Five Days (105) of the Term. Rent shall commence on the One Hundred Sixth Day following the Commencement Date which is anticipated to be February 16, 2003, and continuing on the first day of each month thereafter during the term of this Sublease. The rent due for the period from November 1, 2002 through October 31, 2003 is $220,003.20, less free rent of $64,167.60 for the first

  105 days of the Term as provided above. The annual rent shall increase by four percent (4%) per annum, with the first increase occurring on November 1, 2003.

Based on this rental rate the Sublessee shall pay to Sublessor the following plus applicable sales or use tax thereon, without any prior notice or demand or any deduction, reduction or offset.

Year	Month	Rent Amount
2003	February	$9,166.80
	March	$18,333.60
	April	$18,333.60
	May	$18,333.60
	June	$18,333.60
	July	$18,333.60
	August	$18,333.60
	September	$18,333.60
	October	$18,333.60
	November	$19,066.94
	December	$19,066.94
2004	January	$19,066.94
	February	$19,066.94
	March	$19,066.94
	April	$19,066.94
	May	$19,066.94
	June	$19,066.94
2004	July	$19,066.94
	August	$19,066.94
	September	$19,066.94
	October	$19,066.94
	November	$19,829.62
	December	$19,829.62
2005	January	$19,829.62
	February	$19,829.62
	March	$19,829.62
	April	$19,829.62
	May	$19,829.62

Sublessee shall pay Sublessor a prorated share of the Rent for the month of February 2003, as indicated above. If Sublessee fails to pay rent by the tenth day after due, Sublessee shall pay to

Sublessor, as additional rental, a late fee equal to five percent (5%) of the total amount then outstanding. The payment shall be made directly to Sublessor at Harris Corporation, 3200 Wismann Lane, Quincy, IL 62305 Attention: Ms. Kathy Legg, unless Sublessor instructs in writing that payment is to be made elsewhere. Sublessor (or the Lessor in accordance with the Master Lease) may require that Sublessee make rental payments directly to Landlord.

        5.    Insurance.    Sublessee shall carry such amounts of public liability, damage, fire, and extended coverage insurance as may be required under the Master Lease. Sublessor and Lessor shall be named as additional insureds and loss payees on said insurance. In the event Sublessee fails or refuses to carry such insurance, Sublessor shall be entitled to purchase such insurance on Sublessee's behalf, the cost of which shall be paid by Sublessee to Sublessor with the next monthly rent payment due. Each insurance policy shall contain a clause prohibiting it from being terminated or amended without providing at least thirty (30) days' prior written notice of same to Sublessor.

        6.    Utilities.    Sublessee shall have all utilities transferred to its name and shall pay for all utilities used or consumed in the Sublease Space, as and when those charges become due and payable. Sublessee also shall be solely responsible for trash and garbage removal from the Sublease Space. Notwithstanding anything herein to the contrary, in the event any utilities are still held in the name of Sublessor, Sublessee shall pay to Sublessor any sums due for any utilities used by Sublessee on the Sublease Space. If Lessor elects to furnish any such services under the Master Lease, or if Sublessor elects to furnish any such services, Sublessee agrees to use only the service provided by Lessor (or Sublessor) and to pay for such service monthly, in accordance with the schedule of charges to be established by Lessor under the Master Lease, or Sublessor hereunder, which charges shall be allocated on a proportionate basis provided that the schedule of charges does not exceed the charges that the utility company servicing the geographical area which includes the Premises would charge for the same service.

        7.    Use of Sublease Space.    Sublessee shall be entitled to use the Sublease Space only for the use(s) permitted under the Master Lease. Any other use shall require the prior written approval of both Lessor and Sublessor and otherwise must be in compliance with the requirements of the Master Lease. Obtaining Lessor's consent shall be the sole responsibility of Sublessee. Sublessee shall not use the Sublease Space (or permit same to be used) in a manner that would constitute a nuisance or would increase the premium rate of, or make inoperative, any policy of insurance covering the Sublease Space.

        8.    Delinquent Payment.    In the event Sublessee is delinquent in its payment of rent for a period of greater than thirty (30) days, then Sublessee agrees to immediately vacate the Sublease Space, leaving the Sublease Space in good condition and repair. Any costs incurred by Sublessor with respect to vacation by the Sublessee shall be paid in full by Sublessee.

        9.    Signage.    Except as provided in Exhibit B hereto, Sublessee shall not have the right to install any additional signage, but it may replace the existing signage associated with the Sublease Space, if any, as permitted under the Master Lease. All signage shall be in conformity with the sign criteria established under the Master Lease, or otherwise imposed by Lessor. Sublessee, at its sole cost and expense, shall obtain all governmental permits, licenses and approvals necessary to erect such signs and shall maintain such signs in good condition and repair. Sublessee shall be responsible for providing any electrical service to such signs and shall pay for all electricity consumed thereby.

        10.    Damage to Sublease Space.    As soon as reasonably practical, Sublessee shall give Sublessor written notice of any damage to the Sublease Space caused by fire or other casualty. If the Sublease Space shall be damaged or destroyed by any cause during the term of this Sublease, the provisions of the Master Lease shall apply.

        11.    Default.    Should Sublessee default in the performance of any of the covenants, conditions or agreements contained in this Sublease or the Master Lease, and fail to cure any monetary default within five (5) days after notice thereof or fail to cure any non-monetary default within ten (10) days after notice thereof, Sublessee shall have breached this Sublease and Sublessor shall have all of the remedies available to Sublessor under this Sublease, as well as all other remedies available to Lessor under the Master Lease or otherwise available to a landlord at law or in equity, including but not limited to, the right to terminate this Sublease and/or the right to terminate Sublessee's right of possession under this Sublease without terminating Sublessee's obligations hereunder, and the right to accelerate payment of all sums due hereunder. In the event of a default by Sublessee under this Sublease, Sublessor also shall be entitled to recover all damages which Lessor would be entitled to recover under the Master Lease in the event of a default by Sublessor thereunder.

        12.    No Waiver or Oral Modification.    The waiver by Sublessor or Sublessee of any breach by the other party of any of the provisions of this Sublease or the Master Lease shall not constitute a continuing waiver or a waiver of any subsequent breach by that party of either the same or any other provisions of this Sublease or the Master Lease, whether similar or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. No provision of this Sublease shall be deemed waived by Sublessor or Sublessee except by a signed written waiver. No consent to any act or waiver of any breach or default, express or implied, by Sublessor or Sublessee, shall be construed as a consent to any other act or waiver of any other breach or default. Sublessor's failure to enforce any covenant or condition of this Sublease shall not be deemed a waiver thereof. The receipt by Sublessor of any rent with knowledge of the breach of any covenant of this Sublease shall not be deemed a waver of such breach, and the acceptance of any payment in any amount less than the full sum due shall not constitute a waiver of any claim to the remaining balance. This Sublease may not be changed or amended orally, but only by written instrument. No statement on a payment check from Sublessee or in a letter accompanying a payment check shall be binding on Sublessor. Sublessor may, with or without notice to Sublessee, negotiate such check without being bound to the conditions of such statement.

        13.    Contingent Upon Lessor's Approval.    Anything herein to the contrary notwithstanding, this Agreement is expressly conditioned upon Lessor's approval hereof as required by the Master Lease and neither party shall become bound under this Agreement until Lessor has issued its approval.

        14.    Sublessor's Mitigation of Damages.    Any efforts by Sublessor to mitigate the damages caused by Sublessee's breach of this Sublease, including, but not limited to, acceptance of past due rent and other charges and fees shall not waive Sublessor's right to recover damages hereunder, and Sublessor may enforce all of its rights and remedies under this Sublease, including the right to recover the rent as it becomes due under this Sublease, notwithstanding the termination of Sublessee's right to possession of the Premises.

        15.    Compliance with Laws.    Except for items covered by Sublessor's warranty as set forth in Section 1.2 hereof, during the term of this Sublease, Sublessee shall, at its own cost and expense, promptly observe and comply with all present and future laws, ordinances, requirements, orders, directions, rules, and regulations of federal, state, county, and municipal governments and all other governmental authorities or agencies having or claiming jurisdiction over the Sublease Space or Sublessee's operation thereof.

        16.    Subletting or Assignment.    Sublessee shall not, voluntarily, involuntarily, or by operation of law, assign, transfer, mortgage or otherwise encumber this Sublease or the Sublease Space, or any interest of the Sublessee herein or therein, in whole or in part, nor sublet the whole or any part of the Sublease Space, nor permit the Sublease Space or any part thereof to be used or occupied by others, without first obtaining in each and every instance the prior written consent of Sublessor and Lessor, which consent may be withheld or qualified in the sole unfettered discretion of Sublessor. Upon the occurrence of any of the foregoing without the prior written consent of Sublessor or Lessor, whether or not Sublessee shall have given notice thereof to Sublessor, Sublessor may treat any such occurrence as a default hereunder. Any such consent given by Sublessor shall not relieve Sublessee of any of its obligations to Sublessor under the terms of this Sublease or the Master Lease. Sublessor's acceptance of any sum from any other person is not a waiver of any provision of this section. Consent to one transfer is not a consent to any subsequent transfer. If Sublessee's transferee defaults under this Sublease, Sublessor may proceed directly against Sublessee without pursuing remedies against the transferee, against the transferee, or against both. Sublessor may consent to subsequent assignments or modifications of this Sublease by Sublessee's transferee, without notifying Sublessee or obtaining its consent. Such action shall not relieve Sublessee's continuing liability under this Sublease.

        17.    Termination on Expiration of Master Lease.    Sublessee shall be liable to Sublessor (and Lessor) for any holding-over after termination of this Agreement.

        18.    Hazardous Substances.    The following provisions shall apply to Hazardous Substances, as defined in the Master Lease, which may be on, under or in the Premises or the Sublease Space.

          18.1    Sublessee hereby agrees to comply with Section 6.2 of the Master Lease relating to Hazardous Substances in connection with the Sublessee's occupation of the Premises and the Sublease Space during the Term of the Sublease. Sublessee shall indemnify and hold Sublessor and Lessor harmless from and against any and all liability, losses, claims, damages, judgments and cost (including without reasonable attorneys' fees) incurred by Sublessor and/or Lessor by virture of Hazardous Substances being brought onto or under Premises or in the Sublease Space as a result of actions of Sublessee or its employees, suppliers, shippers, invitees, contractors, subcontractors, agents or customers.

          18.2    Sublessor shall indemnity and hold Sublessee harmless from and against any and all liability, losses, claims, damages, judgments and cost (including reasonable attorneys' fee) incurred by Sublessee by virtue of any Hazardous Substances which were (i) on, within or under the Premises or the Sublease Space prior to the Commencement Date, and/or (ii) brought onto, within or under the Premises or the Sublease Space from any cause other than as a result of actions or Sublessee or its employees, suppliers, shippers, invitees, contractors, subcontractors, agents or customers.

The obligations of the parties identified hereunder shall survive the expiration or earlier termination of this Sublease.

        19.    Security Deposit.    Upon approval of this Sublease by Lessor, Sublessee shall deliver to Sublessor the sum of Five Thousand and /100 Dollars ($5,000.00) ("Security Deposit") as security for performance of all of its obligations hereunder. If Sublessee fails or refuses to perform any of such obligations, Sublessor may use all or any part of the Security Deposit for the payment of any rent or other sum in default, or for the payment of any other amount which Sublessor may spend or become obligated to spend because of Sublessee's default, or to compensate Sublessor for any loss or damage which it may suffer by reason of such default. If any portion of the Security Deposit is so used or applied, Sublessee shall pay such amount within ten (10) days after receipt of Sublessor's demand to do so. Sublessor shall not be required to keep the Security Deposit separate from its general funds, and Sublessee shall not be entitled to interest thereon.

        20.    Alterations by Sublessee.

          20.1.    Sublessee shall not make any alterations, decorations, additions, installations, substitutes, or improvements (collectively, "Alterations") in or to the Sublease Space, without first obtaining Sublessor's and Lessor's written consent provided, however, that Sublessor hereby consents to the Alterations as described in Exhibit B hereto, and Sublessee may make such Alterations without any further approval of Sublessor or Lessor. Sublessor may withhold or condition its consent, in its sole unfettered discretion; it shall have no obligation to consent to

  Alterations that would violate the Certificate of Occupancy for the Sublease Space or the terms of the Master Lease or any mortgage affecting the Sublease Space, affect the appearance, value, or structure of the building of which it is a part, require excessive removal expenses, affect the mechanical, electrical, sanitary or other service systems of the building, involve the installation of any materials subject to any liens or conditional sales contracts, or which is not approved in advance by Lessor. Sublessee shall pay Sublessor's reasonable costs of reviewing or inspecting any proposed Alterations.

          20.2.    All work on any Alterations shall be done in compliance with all applicable laws, regulations, and rules of any government agency with jurisdiction. Sublessee shall be solely responsible for the effect of any Alterations on any building's structure and systems, whether or not Sublessor has consented to the Alterations.

          20.3.    (a)    Sublessee shall pay when due all claims for labor and material furnished to the Sublease Space. Sublessee shall keep the Property and Sublessee's leasehold interest therein free of any liens or claims of liens, and shall discharge any such liens within ten (10) days of their filing. Before commencement of any work, Sublessee's contractor shall provide any completion and lien indemnity bond required by Sublessor or Lessor, and Sublessee shall provide evidence of such insurance as Sublessor or Lessor may require, naming Sublessor and Lessor as additional insureds. Sublessee shall indemnify Sublessor and Lessor and hold them harmless from and against any cost, claim, or liability arising from any work done by Sublessee. Sublessor or Lessor may post or record any notices it considers necessary to protect it from responsibility or liability for any Alterations, and Sublessee shall give sufficient notice to Sublessor and Lessor to permit such posting.

          (b)   Nothing contained herein shall authorize Sublessee to do any act which may create or be the foundation for any lien, mortgage or other encumbrance upon the reservation or other estate of Sublessor or Lessor, or of any interest of Sublessor or Lessor in the Sublease Space; it being agreed that should Sublessee cause any alterations, changes, additions, improvements or repairs to be made in the Sublease Space, or cause materials to be furnished or labor to be performed therein, neither Sublessor or Lessor nor the Sublease Space shall, under any circumstances, be liable for the payment of any expenses incurred or for the value of any work done or material furnished to the Sublease Space or any part thereof, and the provider of any such service or material shall look solely to Sublessee for payment for same. Sublessee shall, upon request of Sublessor or Lessor, deliver such documents as may be required by Sublessor or Lessor in order to effectuate the lien protection required by this section, all such alterations, changes, additions, improvements and repairs and materials and labor shall be at Sublessee's expense and Sublessee shall be solely and wholly responsible to contractors, laborers and materialmen furnishing labor and materials to the Sublease Space, or any part thereof. Sublessee shall inform every service or material provider of the foregoing provisions prior to contracting with any of them for goods or services.

          20.4.    All Alterations affixed to the Sublease Space shall become part thereof and remain therein at the end of the term. However, if Sublessor or Lessor gives Sublessee a notice, at least thirty (30) days before the end of the term, to remove any Alterations, Sublessee shall do so and shall pay the cost of removal and any repair required by such removal.

        21.    Access to Sublease Space.    Sublessor and/or Lessor shall have reasonable access to the Sublease Space to inspect Sublessee's performance hereunder and to perform any acts required of or permitted to Sublessor herein provided that except in the case of an emergency, Sublessor or Lessor shall provide Sublessee with at least 24 hours prior notice before accessing the Sublease Space, and shall not access any portions of the Sublease Space where Sublessee's inventory is stored without being accompanied by a management employee of Sublessee. Sublessor and/or Lessor shall use reasonable efforts to minimize interference with Sublessee's normal activities, but no such interference shall constitute constructive eviction or give rise to any abatement of rent or liability of Sublessor to Sublessee. Sublessor shall at all times have a key to the Sublease Space, and Sublessee shall not install any additional locks without Sublessor's prior written consent.

        22.    Indemnity.    Sublessee shall indemnify Sublessor and Lessor and its mortgagees and hold them harmless from and against any cost, claim, action, or liability of any kind arising from (i) Sublessee's use and occupancy of the Sublease Space or any activity done or permitted by Sublessee in, on, or about the Sublease Space, (ii) any breach or default by Sublessee of its obligations under this Sublease, or (iii) any negligent, tortious, or illegal act or omission of Sublessee, its agents, employees, invitees, licensees or contractors. Sublessee shall, at its expense and with counsel satisfactory to Sublessor and Lessor and its mortgagee, defend Sublessor and Lessor and its mortgagee in any action or proceeding arising from any such claim, and shall indemnify Sublessor and Lessor and its mortgagee against all costs and fees of any kind incurred therein. As a material consideration to Sublessee for executing this Sublease (and Lessor consenting to this Sublease), Sublessee assumes all risk of damage or injury to any person or property in, on, or about the Sublease Space from any cause not due to the gross negligence or willful misconduct of Sublessor or Lessor. Specifically, and without limitation of the foregoing, Sublessor and Lessor and its mortgagee shall not be liable for injury or damage which may be sustained by the person or property of Sublessee, its employees, invitees, or any other person in or about the Sublease Space, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Sublease Space, or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Sublease Space or other sources unless caused by the gross negligence or willful misconduct of Sublessor or Lessor, or any of their respective employees, suppliers, shippers, invitees, contractors, subcontractors, agents or customers.

        23.    Waiver of Subrogation.    Sublessor and Sublessee and Lessor each hereby waive all rights of recovery against the other and against the officers, employees, agents, and representatives of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any insurance policy that either may have in force at the time of the loss or damage. Each party shall notify its insurers that the foregoing waiver is contained in this Sublease.

        24.    Brokerage.    The parties acknowledge and agree that (i) Sublessor has been represented by Equis and Sublessee by Business Real Estate ("BRE") in connection with this Sublease, (ii) Sublessor shall pay a commission to Equis and Equis shall pay a portion of the commission to BRE in accordance with their respective agreements, and (iii) Sublessee does not have any obligation to pay any commissions or other compensation to Equis or BRE in connection with this Sublease. Each party represents and warrants to the other that it has not entered into any agreement with any other real estate brokers or agents in connection with this Sublease or its negotiation, and each party indemnifies the other and holds it harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees arising from any agreement which it has entered into with a real broker or agent which is in breach of its representation and warranty.

        25.    Force Majeure.    If Sublessor or Sublessee or Lessor is prevented from or delayed in performing any act required of it hereunder, and such prevention or delay is caused by strikes, labor disputes, inability to obtain labor, materials, or equipment, acts of God, governmental restrictions, regulations, or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond such party's reasonable control, the performance of such act shall be excused for a period equal to the period of prevention or delay; provided, however, nothing in this Section 25 shall excuse or delay Sublessee's obligation to pay timely any rent or other sums due under this Sublease.

        26.    Limitation On Liability.    Sublessor's obligations under this Sublease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Sublessor or any constituent partners of Sublessor, or any successor individually, and Sublessee shall not seek recourse against any of them or any of their personal assets for satisfaction of any liability under this Sublease. In no event shall Sublessor or any such successor ever be liable for any indirect or consequential damages.

        27.    Estoppel Certificate.    Sublessee shall, without charge, at any time and from time to time hereafter, within ten (10) days after request by Sublessor or Lessor, acknowledge by written instrument, duly executed and acknowledged, to any party designated by Sublessor or Lessor, the validity and force and effect of this Sublease, including without limitation the existence of any claimed defaults of any party hereunder or the existence of any claimed offsets or counter-claims.

        28.    Termination.    Sublessee shall, on the last day of the term of this Sublease, or upon sooner termination as herein provided, peaceably and quietly surrender and deliver the requisite portion of the Sublease Space to Sublessor, free of any subsublessees, in such condition as is required under the Master Lease upon termination of the Master Lease.

        29.    Amendments.    Sublessor shall not enter into amendments to the Master Lease which materially adversely affect Sublessee without the prior, written consent of Sublessee, which consent shall not be unreasonably withheld, delayed or qualified.

        30.    Notices.    Any notice required or permitted hereunder shall be in writing, shall be deemed to have been given upon receipt (or refusal), and shall be sent by placing such notice in the United States mail, registered or certified, return receipt requested, postage prepaid, by placing such notice with a national overnight courier service, or shall be personally delivered, addressed as set forth above. Each of the parties hereto shall be entitled to specify a different address for notice by giving written notice to the other in the manner set forth above.

        31.    Binding Effect.    All of the terms and provisions of this Sublease shall be binding upon and shall inure to the benefit of the parties hereto, their successors, Sublessor's assigns, and Sublessee's permitted assigns.

        32.    Master Lease Provisions Omitted.    Notwithstanding anything herein to the contrary, Sublessee acknowledges that it shall have no rights as to any renewal rights/options, rights of first refusal, purchase options or similar rights as set forth in the Master Lease, it being understood that such rights were granted exclusively to Sublessor.

        33.    Interpretation.    The parties hereto acknowledge and agree that each has been given the opportunity to independently review the Master Lease and this Sublease with legal counsel and/or has the requisite experience and sophistication to understand, interpret, and agree to the provisions hereof. In the event of an ambiguity in or dispute regarding the interpretation of this Sublease, the interpretation of this Sublease shall not be resolved by any rule of interpretation or construction providing for interpretation against the party who causes or caused the uncertainty to exist or against the draftsman.

        34.    Exhibits.    The documents referred to herein as Exhibit A and Exhibit B are incorporated herein by reference as if set forth in full.

        35.    Execution of Documents.    Each party agrees to execute and deliver such other documents and instruments and to take such further actions as may be reasonably necessary to fully carry out the intent and purposes of this Sublease.

        36.    Attorneys' Fees.    In the event any litigation or controversy arises out of or in connection with this Sublease between the parties hereto, the prevailing party in such litigation or controversy shall be entitled to recover from the other party or parties all reasonable attorneys' fees, expenses, and suit costs, including those associated with any administrative, bankruptcy, appellate or post-judgment collection proceedings.

        37.    Counterparts.    This Sublease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same agreement.

        38.    Headings.    The headings contained in this Sublease have been inserted for convenience only and in no way define or limit the scope or interpretation of this Sublease.

        39.    Waiver of Right to a Jury Trial; Jurisdiction and Venue.    This Sublease shall be governed by and construed in accordance with the laws of the State of California. The parties hereby waive any right to jury trial that they may have in any action arising out of or under this Sublease which is brought by either party against the other in any court, whether federal or state. The parties waive all questions of personal jurisdiction or venue for the purpose of carrying out this provision.

        40.    Waiver of Counterclaims.    Sublessee shall not impose any counterclaim or counterclaims, excepting mandatory counterclaims, in a summary proceeding or other action based upon termination or holdover. Sublessee does not waive any rights to bring any claim against Sublessor in a separate action.

        41.    Entire Agreement.    This Sublease and the Master Lease constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior or contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplements, modifications, waivers, or terminations of this Sublease shall be binding unless executed in writing by the parties to be bound thereby.

        42.    Severability.    If any particular term, covenant or provision of this Sublease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, then the remainder of this Sublease or the application, of such term, covenant, or provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each provision of this Sublease shall be valid and enforced to the fullest extent permitted by law.

        43.    Additional Terms.    Sublessor and Sublessee acknowledge and agree that the terms and conditions of this Sublease are in addition to, and not in lieu of, the requirements of the Master Lease, and Sublessee agrees to comply with and abide by the terms and conditions of both this Sublease and the Master Lease.

        IN WITNESS WHEREOF, the parties have caused this Sublease Agreement to be duly executed, effective as of the date first written above.

"SUBLESSEE"
SPY OPTIC, INC., a California corporation

By:	/s/ BARRY BUCHHOLTZ Name: Barry Buchholtz Title: President

"SUBLESSOR"
HARRIS CORPORATION, a Delaware corporation

By:	/s/ DAVID R. BALLARD Name: David R. Ballard Title: Vice President-Shared Services

LESSOR'S CONSENT

        The foregoing Sublease is made with the consent of Lessor in accordance with the provisions of Paragraph 12.1 of the Master Lease. Lessor retains all rights set forth in the Master Lease, including without limitation the right to approve or disapprove any further sublease or assignment of the Sublease Space. Sublessor is, and shall remain, fully liable for all obligations thereunder through the expiration of the Master Lease.

"LESSOR"

By:
Name:
Title:

[EXHIBIT "A"]

Prime Lease

Exhibit B

APPROVED SIGNAGE AND ALTERATIONS

Exterior

  •
  Paint trim of building in Pantone 021C color
  •
  Install signage on top of building and street sign
  •
  Build fence in dock area
  •
  Build grade level door on south/east side of building

Interior

  •
  Modify sprinklers to meet insurance code
  •
  Raise height of lighting in warehouse to allow for higher racking system
  •
  Build fence in warehouse office area to separate from production and warehouse storage
  •
  Enclose portion of mezzanine for office area
  •
  Remove existing flooring and install new flooring in entry way
  •
  Add logo to entry way desk
  •
  Install new carpeting in some office areas
  •
  Remove bookshelves from downstairs "pit" area

[LOGO]        AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE—NET

(Do not use this form for Multi-Tenant Property)

1.    Basic Provisions ("Basic Provisions")

        1.1    Parties:    This Lease ("Lease"), dated for reference purpose only, May 9, 1995 is made by and between The Levine Family Trust ("Lessor") and Pacific Recorders and Engineering Corporation ("Lessee"), (collectively the "Parties," or individually a "Party").

        1.2    Premises:    That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known by the street address of 2070 Camino Vida Roble and 2080 Las Palmas * See Addendum located in the County of San Diego, City of Carlsbad, State of California and generally described as (describe briefly the nature of the property) that certain real property freestanding of approx. 30,556 sf at 2070 Camino Vida Roble and approx. 28,110 sf at 2080 Las Palmas for a total of approx. 58,666 sf. See addendum. ("Premises"). (See Paragraph 2 for further provisions.)

        1.3    Term:    10 years and 0 months ("Original Term") commencing at the close of escrow ("Commencement Date") and ending 10 years (Addendum #49) ("Expiration Date"). (See Paragraph 3 for further provisions.)

        1.4    Early Possession: N/A ("Early Possession Date").    (See Paragraphs 3.2 and 3.3 for further provisions.)

        1.5    Base Rent:    $ Addendum #50 per month ("Base Rent"), payable on the first day of each month commencing at close of escrow (See Addendum #49) (See Paragraph 4 for further provisions.)

☒
If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

        1.6    Base Rent Paid Upon Execution:    $ Addendum #49, #50 as Base Rent for the period first month's rent payable at close of escrow.

        1.7    Security Deposit:    $ N.A. ("Security Deposit"). (See Paragraph 5 for further provisions.)

        1.8    Permitted Use:    Manufacturing and warehousing, general office, and sales activities (See Paragraph 6 for further provisions.)

        1.9    Insuring Party:    Lessor is the "Insuring Party" unless otherwise stated herein. (See Paragraph 8 for further provisions.)

        1.10    Real Estate Brokers:    The following real estate brokers (collectively, the "Brokers") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):

        CIS Realty represents

☒
Lessor exclusively ("Lessor's Broker"); ☐ both Lessor and Lessee, and

        Business Real Estate Brokerage Company represents

☒
Lessee exclusively ("Lessee's Broker"); ☐ both Lessee and Lessor. (See Paragraph 15 for further provisions.)

        1.11    Guarantor.    The obligations of the Lessee under this Lease are to be guaranteed by Jack Williams, as an individual and The Williams Family Trust dated March 12, 1981 ("Guarantor"). (See Paragraph 37 for further provisions.)

        1.12    Addenda.    Attached hereto is an Addendum or Addenda consisting of Paragraphs 49 through                        and Exhibits                        all of which constitute a part of this Lease.

2.    Premises.

        2.1    Letting.    Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Lessor and Lessee agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

        2.2    Condition.    Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee that the existing plumbing, fire sprinkler system, lighting, air conditioning, heating, and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within thirty (30) days after the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

        2.3    Compliance with Covenants, Restrictions and Building Code.    Lessor warrants to Lessee that the improvements on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within six (6) months following the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

        2.4    Acceptance of Premises.    Lessee hereby acknowledges: (a) that it has been advised by the Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, compliance with Applicable Law, as defined in Paragraph 6.3) and the present and future suitability of the Premises for Lessee's intended use, (b) that Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Lessee's occupancy of the Premises and/or the term of this Lease, and (c) that neither Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to the said matters other than as set forth in this Lease.

        2.5    Lessee Prior Owner/Occupant.    The warranties made by Lessor in this Paragraph 2 shall be of no force or effect if immediately prior to the date set forth in Paragraph 1.1 Lessee was the owner or occupant of the Premises. In such event, Lessee shall, at Lessee's sole cost and expense, correct any non-compliance of the Premises with said warranties.

3.    Term.

        3.1    Term.    The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

        3.2    Early Possession.    If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease, however, (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.

        3.3    Delay in Posession.    Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite such efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder during the term hereof, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease until Lessor delivers possession of the Premises to Lessee. If possession of the Premises is not delivered to Lessee within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided, however, that if such written notice by Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease shall terminate and be of no further force or effect. Except as may be otherwise provided, and regardless of when the [ILLEGIBLE] actually commences, if possession is not tendered to Lessee when required by this Lease and Lessee does not terminate this Lease, as aforesaid, the period free of the obligation to pay Base Rent, if any, that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts, changes or omissions of Lessee.

4.    Rent.

        4.1    Base Rent.    Lessee shall cause payment of Base Rent and other rent or charges, as the same may be adjusted from time to time, to be received by Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

5.    Security Deposit.    Lessee shall deposit with Lessor upon execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit moneys with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Any time the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor sufficient to maintain the same ratio between the Security Deposit and the Base Rent as those amounts are specified in the Basic Provisions. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest herein), that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Lessee under this Lease.

6.    Use.

        6.1    Use.    Lessee shall use and occupy the Premises only for the purposes set forth in Paragraph 1.8, or any other use which is comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties. Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee, Lessee's assignees or subtenants, and by prospective assignees and subtenants of the Lessee, its assignees and subtenants, for a modification of said permitted purpose for which the premises may be used or occupied, so long as the same will not impair the structural integrity of the improvements on the Premises, the mechanical or electrical systems therein, is not significantly more burdensome to the Premises and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6, if Lessor elects to withhold such consent, Lessor shall within five (5) business days give a written notification of same, which notice shall include an explanation of Lessor's reasonable objections to the change in use.

        6.2    Hazardous Substances.

          (a)    Reportable Uses Require Consent.    The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials' expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Law (as defined in Paragraph 6.3). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include Lessee's being responsible for the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but in compliance with all Applicable Law, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee's business permitted on the Premises, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

          (b)    Duty to inform Lessor.    If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in,

  on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, Lessee shall also immediately give Lessor a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substances or contamination in, on, or about the Premises, including but not limited to all such documents as may be involved in any Reportable Uses involving the Premises.

          (c)    Indemnification.    Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Lessee or under Lessee's control. Lessee's obligations under this Paragraph 6 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created of suffered by Lessee, and the cost of investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Lessor in writing at the time of such agreement.

        6.3    Lessee's Compliance with Law.    Except as otherwise provided in this Lease, Lessee, shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Law," which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release on any Hazardous Substance or storage tank), now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Lessee shall, within five (5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Law specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Law.

        6.4    Inspection; Compliance.    Lessor and Lessor's Lender(s) (as defined in Paragraph 8.3(a)) shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Laws (as defined in Paragraph 6.3), and to employ experts and/or consultants in connection therewith and/or to advise Lessor with respect to Lessee's activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of an Hazardous Substance or storage tank on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease, violation of Applicable Law, or a contamination, caused or materially contributed to by Lessee is found to exist or be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination, in any such case, Lessee shall upon request reimburse Lessor or Lessor's Lender, as the case may be, for the costs and expenses of such inspections.

7.    Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.

        7.1    Lessee's Obligations.

          (a)   Subject to the provisions of Paragraph 2.2 (Lessor's warranty as to condition), 2.3 (Lessor's warranty as to compliance with covenants, [ILLEGIBLE] as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment, or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, about, or adjacent to the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense: take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises, the element surrounding same, or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance and/or storage tank brought onto the Premises by or for Lessee or under its control. Lessee, in keeping the Premises in good order, condition and repair shall exercise and perform good maintenance practices, Lessee's obligations shall include restorations, replacements or renewals when necessary [ILLEGIBLE] keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. If Lessee occupies the Premises for seven (7) years or more. Lessor may require Lessee to repaint the exterior of the buildings on the Premises as reasonably required, but not more frequently than once every seven (7) years.

          (b)   Lessee shall, at Lessee's sole cost and expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in, the inspection, maintenance and service of the following equipment and improvements, if any located on the Premises: (i) heating, air conditioning and ventilation equipment, (ii) boiler, fired or unfired pressure vessels, (iii) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems (v) roof covering and drain maintenance and (vi) asphalt and parking lot maintenance.

        7.2    Lessor's Obligations.    Except for the warranties and agreements of Lessor contained in Paragraphs 2.2 (relating to condition of the Premises 2.3 (relating to compliance with covenants, restrictions and building code), 9 (relating to destruction of the Premises) and 14 (relating to condemnation of the Premises), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, the improvements located thereon, or the equipment therein, whether structural or non structural, all of which obligations are intended to be that of the Lessee under Paragraph 7.1 hereof. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises. Lessee and Lessor expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to, or which affords Lessee the right to make repairs at the expense of Lessor or to terminate this Lease by reason of any needed repairs.

        7.3    Utility Installations; Trade Fixtures; Alterations.

          (a)    Definitions; Consent Required.    The term "Utility Installations" is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, communication systems, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing, and lending in, on or about the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements on the Premises from that which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by lessee that are not yet owned by Lessor as defined in Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof), as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during the term of this Lease [ILLEGIBLE] extended does not exceed $25,000.

          (b)    Consent.    Any Alterations' or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with proposed detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specified consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities, (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the [ILLEGIBLE] thereon, and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with [ILLEGIBLE] Applicable Law. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor. Lessor may (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $10,000 or more upon Lessee's providing Lessor will a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor under Paragraph 36 hereof.

          (c)    Indemnification.    Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at [ILLEGIBLE] for use on the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition Lessor may require Lessee to pay Lessor's attorney's fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

        7.4    Ownership; Removal; Surrender; and Restoration.

          (a)    Ownership.    Subject to Lessor's right to require their removal or become the owner thereof as hereinafter provided in this Paragraph 7.4 all Alterations and Utility Additions made to the Premises by Lessee shall be the property of and owner by Lessee, but considered a part of the Premises Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Lessee Owned Alteration and Utility Installations. Unless otherwise instructed per subparagraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon and be surrendered by Lessee with the Premises.

          (b)    Removal.    Unless otherwise agreed in writing, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding their installation may have been consented to by Lessor. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent of Lessor.

          (c)    Surrender/Restoration.    Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, [ILLEGIBLE] all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice [ILLEGIBLE] by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified in writing by Lessor, the Premises, as surrendered shall include the Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the Installation, maintenance [ILLEGIBLE] removal of Lessee's Trade Fixtures, furnishings, equipment, and Alterations and/or Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Law and/or good service practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to [ILLEGIBLE] obligation to repair and restore the Premises per this Lease.

8.    Insurance; Indemnity.

        8.1    Payment For Insurance.    Regardless of whether the Lessor or Lessee is the insuring Party, Lessee shall pay for all insurance required under [ILLEGIBLE] Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor in excess of $1,000,000 per occurrence. Premiums [ILLEGIBLE] policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made Lessee to Lessor within ten (10) days following receipt of an invoice for any amount due.

        8.2    Liability Insurance.

          (a)    Carried by Lessee.    Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of Insurance protecting Lessee and Lessor (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises Endorsement and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy should not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "Insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this

  Lease as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

          (b)    Carried By Lessor.    In the event Lessor is the Insuring Party, Lessor shall also maintain liability insurance described in Paragraph 8.2(a), [ILLEGIBLE] in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

          (a)    Building and Improvements.    The Insuring Party shall obtain and keep in force during the term of this Lease a policy or policies in the [ILLEGIBLE] of Lessor, with loss payable to Lessor and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lender(s)"), Insuring or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by Lenders, but in no event more than the commercially reasonable and available insurable value thereof if, by [ILLEGIBLE] of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost, if Lessor is the Insuring Party, how Lessee Owned Alterations and Utility Installations shall be insured by Lessee under Paragraph 6.4 rather than by Lessor. If the coverage is available commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage [ILLEGIBLE] enforcement of any ordinance or law requisting the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. Said policy or [ILLEGIBLE] shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an [ILLEGIBLE] in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price index for all [ILLEGIBLE] Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall [ILLEGIBLE] exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an insured Loss, as defined in Paragraph 9.1 [ILLEGIBLE]

          (b)    Rental Value.    The Insuring Party shall, in addition, obtain and keep in force during the term of this Lease a policy or policies in the [ILLEGIBLE] Lessor, with loss payable to Lessor and Lender(s), insuring the loss of the full rental and other charges payable by Lessee to Lessor under this [ILLEGIBLE] for one (1) year (including all real estate taxes, insurance costs, and any scheduled rental increases). Said insurance shall provide that in the event Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss, Said insurance shall [ILLEGIBLE] an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected [ILLEGIBLE] Income, property taxes, insurance premium costs and other expenses, if any, otherwise payable by Lessee, for the next twelve (12) month period. [ILLEGIBLE] shall be liable for any deductible amount in the event of such loss.

          (c)    Adjacent Premises.    If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Lessor [ILLEGIBLE] are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if [ILLEGIBLE] increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

          (d)    Tenant's Improvements.    If the Lessor is the Insuring Party, the Lessor shall not be required to insure Lessee Owned Alterations and [ILLEGIBLE] installations unless the item in question has become the property of Lessor under the terms of this Lease. If Lessee is the Insuring Party, the policy [ILLEGIBLE] by Lessee under this Paragraph 8.3 shall insure Lessee Owned Alterations and Utility Installations.

        8.4    Lessee's Property Insurance.    Subject to the requirements of Paragraph 5.5, Lessee at its cost shall either by separate policy or, at Lessor's [ILLEGIBLE] by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property, Lessee Owned Alterations and [ILLEGIBLE] Installations in, on, or about the Premises similar in coverage to that carried by the Insuring Party under Paragraph 8.3. Such Insurance shall be replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee the replacement of personal property or the restoration of Lessee Owned Alterations and Utility Installations. Lessee shall be the Insuring Party with [ILLEGIBLE] to the insurance required by this Paragraph 8.4 and shall provide Lessor with written evidence that such insurance is in force.

        8.5    Insurance Policies.    Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises located, and maintaining during the policy term a "General Policyholders Rating" of at least B +, V, or such other rating as may be required by a [ILLEGIBLE] having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide," Lessee shall not do or permit to be done anything [ILLEGIBLE] shall invalidate the insurance policies referred to in this Paragraph 8. If Lessee is the Insuring Party, Lessee shall cause to be delivered to Lessor [ILLEGIBLE] copies of policies of such Insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable [ILLEGIBLE] as required by this Lease. No such policy shall be cancellable or subject to modification except after thirty (30) days prior written notice to Lessor, [ILLEGIBLE] shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "Insurance binders" evidencing [ILLEGIBLE] thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon [ILLEGIBLE] if the insuring Party shall fall to procure and maintain the insurance required to be carried by the Insuring Party under this Paragraph 8, the other [ILLEGIBLE] may, but shall not be required to, procure and maintain the same, but at Lessee's expense.

        8.6    Waiver of Subrogation.    Without affecting any other rights or remedies, Lessee and Lessor ("Waiving Party") each hereby release and relieve other, and waive their entire right to recover damages (whether in contract or in [ILLEGIBLE]) against the other, for loss of or damage to the Waiving Party's [ILLEGIBLE] arising out of or incident to the perils required to be insured against under Paragraph 8. The effect of such releases and waivers of the right to [ILLEGIBLE] damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.

        8.7    Indemnity.    Except for Lessor's negligence and/or breach of express warranties, Lessee shall indemnity, protect, defend and hold harmless Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and damages, costs, liens, judgments, penalties, permits, attorney's and consultant's fees, expenses and/or liabilities arising out of, involving, or in dealing [ILLEGIBLE] the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission or neglect of Lessee, its agents, contractors, [ILLEGIBLE] or Invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed [ILLEGIBLE] this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and [ILLEGIBLE] or not (in the case of claims made against Lessor) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceed [ILLEGIBLE] be brought against Lessor by reason of any of the foregoing matters. Lessee upon notice from Lessor shall defend the same at Lessee's expense counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim[ILLEGIBLE] order to be so indemnified.

        8.8    Exemption of Lessor from Liability.    Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other [ILLEGIBLE] of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, [ILLEGIBLE] appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising [ILLEGIBLE] the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the [ILLEGIBLE] of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any [ILLEGIBLE] neglect of any other tenant of Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable injury to Lessee's business or for any loss of income or profit therefrom.

9.    Damage or Destruction.

        9.1    Definitions.

          (a)   "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alteration and Utility Installations, the repair cost of which damage or destruction is less than 50% of the then Replacement Cost of the Premises immediately [ILLEGIBLE] to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

          (b)   "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility installations the repair cost of which damage or destruction is 50% or more of the than Replacement Cost of the Premises immediately prior to such damage [ILLEGIBLE] destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

          (c)   "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amount coverage limits involved.

          (d)   "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their [ILLEGIBLE] existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

          (e)   "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

        9.2    Partial Damage—Insured Loss.    If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total to repair of which is $10,000 or less, and, in such event, Lessor shall make the insurance proceeds available to Lessee on a reasonable basis [ILLEGIBLE] purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such [ILLEGIBLE] Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when [ILLEGIBLE] complete said repairs, in the event, however, the shortage in proceeds was due to the fact that, by reason of the unique nature of the improvement replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in [

ILLEGIBLE] proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate [ILLEGIBLE] thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate [ILLEGIBLE] thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this [ILLEGIBLE] shall remain in fully force and effect. If Lessor does not receive such funds or assurance within said period. Lessor may nevertheless elect by written [ILLEGIBLE] to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in [ILLEGIBLE] in which case this Lease shall remain in full force and effect. If in such case Lessor does not so elect, then this Lease shall terminate sixty (60) following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Less [ILLEGIBLE]

        9.3    Partial Damage—Uninsured Loss.    If a Premises Partial Damage that is not an insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense and this Lease shall continue to full force and effect, but subject to Lessor's rights under Paragraph [ILLEGIBLE]), Lessor may at Lessor's option [ILLEGIBLE] (i) [ILLEGIBLE] such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage totally at Lessee's expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within the times specified above this Lease shall terminate as of the date specified in Lessor's notice of termination.

        9.4    Total Destruction.    Notwithstanding any other provision hereof, if a Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and waived in Paragraph 8.6.

        9.5    Damage Near End of Term.    If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one (1) month's Base Rent, whether or not an insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, within twenty (20) days following the occurrence of the damage, or before the expiration of the time provided in such option for its exercise, whichever is earlier ("Exercise Period"), (i) exercising such option and (ii) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs. If Lessee duly exercises such option during said Exercise Period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds. Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during said Exercise Period, then Lessor may at Lessor's option terminate this Lease as of the expiration of said sixty (60) day period following the occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of the Exercise Period, notwithstanding any term or provision in the grant of option to the contrary.

        9.6    Abatement of Rent; Lessee's Remedies.

          (a)   In the event of damage described in Paragraph 9.2 (Partial Damage—Insured), whether or not Lessor or Lessee repairs or restores the Premises, the Base Rent, Real Property Taxes, Insurance premiums, and other charges, if any, payable by Lessee hereunder for the period during which such damage, its repair or the restoration continues (not to exceed the period for which rental value insurance is required under Paragraph 8.3(b)), shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such repair or restoration.

          (b)   If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

        9.7    Hazardous Substance Conditions.    If a Hazardous Substance Condition occurs, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by Applicable Law and this Lease shall continue in full force and effect; but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expenses, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the investigation and remediation of such Hazardous Substance Condition totally at Lessee's expense and without reimbursement from Lessor except to the extent of an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment. In such event this Lease shall continue in full force and effect, and Leasor shall proceed to make such investigation and remediation as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination. If a Hazardous Substance Condition occurs for which Lessee is not legally responsible, there shall be abatement of Lessee's obligations under this

Lease to the same extent as provided in Paragraph 9.6(a) for a period of not to exceed twelve (12) months.

        9.8    Termination—Advance Payments.    Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

        9.9    Waive Statutes.    Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.    Real Property Taxes.

        10.1    (a)    Payment of Taxes.    Leasee shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Premises during the term of this Lease. Subject to Paragraph 10.1(b), all such payments shall be made at least ten (10) days prior to the delinquency date of the applicable installment. Lesee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes to be paid by Lessee shall cover any period of time prior to or after the expiration or earlier termination of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment after such proration. If Lessee shall fail to pay any Real Property Taxes required by this Lease to be paid by Lessee, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

          (b)    Advance Payment.    In order to insure payment when due and before delinquency of any or all Real Property Taxes, Lessor reserves the right, at Lessor's option, to estimate the current Real Property Taxes applicable to the Premises, and to require such current year's Real Property Taxes to be paid in advance to Lessor by Lessee, either; (i) in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be that equal monthly amount which, over the number of months remaining before the month in which the applicable tax installment would become delinquent (and without interest thereon), would provide a fund large enough to fully discharge before delinquency the estimated installment of taxes to be paid. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payment shall be adjusted as required to provide the fund needed to pay the applicable taxes before delinquency. If the amounts paid to Lessor by Lessee under the provisions of this Paragraph are insufficient to discharge the obligations of Lessee to pay such Real Property Taxes as the same become due, Lessee shall pay to Lessor, upon Lessor's demand, such additional sums as are necessary to pay such obligations. All moneys paid to Lessor under this Paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of the obligations of Lessee under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may, subject to proration as provided in Paragraph 10.1(a), at the option of Lessor, be treated as an additional Security Deposit under Paragraph 5.

        10.2    Definitions of "Real Property Taxes."    As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Premises or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties.

        10.3    Joint Assessment.    If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations [ILLEGIBLE]

        10.4    Personal Property Taxes.    Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause its Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property or, at Lessor's option, as provided in Paragraph 10.1(b).

11.    Utilities.    Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered with other premises.

12.    Assignment and Subletting.

        12.1    Lessor's Consent Required.

          (a)   Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent given under and subject to the terms of Paragraph 36.

          (b)   A change in the control of Lessee shall constitute an assignment requiring Lessor's consent. The transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting control of Lessee shall constitute a change in control for this purpose.

          (c)   The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee, as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of Lessee as it was represented to Lessor at the time of the execution by Lessor of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of Lessee was or is greater, shall be considered an assignment of this Lease by Lessee to which Lessor may reasonably withhold its consent. "Net Worth of Lessee" for purposes of this Lease shall be the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles consistently applied.

          (d)   An assignment or subletting of Lessee's interest in this Lease without Lessor's specific prior written consent shall, at Lessor's option, be a Default curable after notice per

  Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unconsented to assignment or subletting as a noncurable Breach, Lessor shall have the right to either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice ("Lessor's Notice"), increase the monthly Base Rent to fair market rental value or one hundred ten percent (110%) of the Base Rent then in effect, whichever is greater Pending determination of the new fair market rental value, if disputed by Lessee, Lessee shall pay the amount set forth in Lessor's Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such Breach and market value adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to the then fair market value (without the Lease being considered an encumbrance or any deduction for depreciation or obsolescence, and considering the Premises at its highest and best use and in good condition), or one hundred ten percent (110%) of the price previously in effect, whichever is greater, (ii) any index-oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such adjustment, and (iii) any fixed rental adjustments scheduled during the remainder of the Lease term shall be increased in the same ratio as the new market rental bears to the Base Rent in effect immediately prior to the market value adjustment.

          (e)   Lessee's remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and injunctive relief.

        12.2    Terms and Conditions Applicable to Assignment and Subletting.

          (a)   Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublesse of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder or (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

          (b)   Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

          (c)   The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublease. However, Lessor may consent to subsequent sublettings and assignments of the sublesee or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or sublease.

          (d)   In the event of any Default or Breach of Lessee's obligations under this Lease, Lessor may proceed directly against Lessee, any Guarantors or any one else responsible for the performance of the Lessee's obligations under this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

          (e)   Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a non-refundable deposit of $1,000 or ten percent (10%) of the current monthly Base Rent, whichever is greater, as reasonable consideration for Lessor's considering and processing the request for consent. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

          (f)    Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

          (g)   The occurrence of a transaction described in Paragraph 12.1(c) shall give Lessor the right (but not the obligation) to require that the Security Deposit be increased to an amount equal to six (6) times the then monthly Base Rent, and Lessor may make the actual receipt by Lessor of the amount required to establish such Security Deposit a condition to Lessor's consent to such transaction.

          (h)   Lessor, as a condition to giving its consent to any assignment or subletting, may require that the amount and adjustment structure of the rent payable under this Lease be adjusted to what is then the market value and/or adjustment structure for property similar to the Premises as then constituted.

        12.3    Additional Terms and Conditions Applicable to Subletting.    The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

          (a)   Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease. Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

          (b)   In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor. In which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior Defaults or Breaches of such sublessor under such sublease.

          (c)   Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

          (d)   No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

          (e)   Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period. If any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.    Default; Breach; Remedies.

        13.1    Default; Breach.    Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as hereinafter defined), $350,00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said Default. A "Default" is defined as a failure by the Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "Breach" is defined as the occurrence of any one [ILLEGIBLE] the following Defaults, and,where a grace period [ILLEGIBLE] after notice is specified herein, the failure by Lessee to cure such Default prior to the [ILLEGIBLE] of the applicable grace period, shall entitle [ILLEGIBLE] pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

          (a)   The vacating of the Premises without the intention to reoccupy same, or the abandonment of the Premises.

          (b)   Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent or any other monetary payment required to be made by Lessee's hereunder, whether to Lessor or to a third party, as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) days following written notice thereof by or on behalf of Lessor to Lessee.

          (c)   Except as expressly otherwise provided in this Lessee, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with Applicable Law per Paragraph 6.3. (ii) the inspection, maintenance and service contracts required under Paragraph 7.1(b), (iii) the recission of an unauthorized assignment or subletting per Paragraph 12.1(b), (iv) a Tenancy Statement per Paragraphs 18 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30, (vi) the guaranty of the performance of Lessee's obligations under this Lease if required under Paragraphs 1.11 and 37, (vii) the execution of nay document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Lessor to Lessee.

          (d)   A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, that are to be observed, complied with or performed by Lessee, other than those described in subparagraphs (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

          (e)   The occurrence of any of the following events: (i) The making by lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee's becoming a "debtor" as defined in 11 U.S.C §101 or any successor statue thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or affect, and not affect the validity of the remaining provisions.

          (f)    The discovery by Lessor that any financial statement given to Lessor by Lessee or nay Guarantor of Lessee's obligations hereunder was materially false.

          (g)   If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a guarantor, (ii) the termination of a guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a guarantor's refusal to honor the guaranty, or (v) a guarantor's breach of its guaranty obligation on an anticipatory breach basis, and Lessee's failure, within sixty (60) days following written notice by or on behalf of Lessor to Lessee of any such event, to provide Lessor with written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the guarantors that existed at the time of execution of this Lease.

        13.2    Remedies.    If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor, if any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, all its option, may require all future payments to be made under this Lease by Lessee to be made only by cashier's check. In the event of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may;

          (a)   Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor in such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss shall that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's

  Default or Breach of this Lease shall not waive Lessor's rights to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under subparagraphs 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 13.1(b), (c) or (d). In such case, the applicable grace period under subparagraphs 13.1(b), (c) or (d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

          (b)   Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and abandonment and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. See Paragraphs 12 and 36 for the limitations on assignment and subletting which limitations Lessee and Lessor agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under the Lease, shall not constitute a termination of the Lessee's right to possession.

          (c)   Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

          (d)   The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease at to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

        13.3    Inducement Recapture in Event of Breach.    Any agreement by Lessor for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus. Inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions," shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Lessee during the term hereof as the same may be extended. Upon the occurrence of a Breach of this Lease by Lessee, as defined in paragraph 13.1, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, Inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, and recoverable by Lessor as additional rent due under this Lease, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this Paragraph shall not be deemed a waiver by Lessor of the provisions of this Paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

        13.4    Late Charges.    Lessee hereby acknowledges that late payment by Lessee to Lessor or rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any instalment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee. Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee, Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, than notwithstanding paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall at Lessor's option, become due and payable quarterly in advance.

        13.5    Breach by Lessor.    Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5 a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by the holders of any ground lease, mortgage or deed of trust covering the Premises whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14.    Condemnation.    If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes [ILLEGIBLE] Lessor shall have given Leases written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate the Lease as of the date the condemning authority takes such possession. If Lease does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the building located on the Premises. No reduction of Base Rent shall occur if the only portion of the Premises taken is land on which there is no building. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages: provided, however, that Lessee shall be entitled to any compensation separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above the legal and other expenses incurred by Lesser in the condemnation matter, repair any damage to the Premises caused by such condemnation, except to the extent that Lessees has been reimbursed therefor by the condemning authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.    Broker's Fee.

        15.1    The Brokers named in Paragraph 1.10 are the procuring causes of this Lease.

        15.2    Upon execution of this Lease by both Parties, Lessor shall pay to said Brokers jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Lessor and said Brokers (or in the event there is no separate written agreement between Lessor and said Brokers., the sum of $                                           ) for brokerage services tendered by said Brokers to Lessor in this transaction.

        15.3    Unless Lessor and Brokers have otherwise agreed in writing, Lessor further agrees that: (a) If Lesses exercises any Option (as delinged in Paragraph 39.1) or any Option subsequently granted which is substantially similar to an Option granted to Lessee in the Lease, or (b) If Lessee acquires any rights to the Premises or other premises described in this Lease which are substantially similar to what Lessee would have acquired had an Option herein granted to Lessee been exercised, or (c) If Lessee remain in possesion of the Premises, with the consent of Lessor, after the expiration of the term of this Lease after having failed to exercise an Option, or (d) If said Brokers are the procuing cause of any other lease or sale entered into between the Parties pertaining to the Premises and/or any adjustment property in which Lessor has an interest, or (e) If Base Rent is increased, whether by agreement or operation of an acceleration clause herein, then as to any of said transactions, Lessor shall pay said Brokers a fee in accordance with the schedule of said Brokers in effect at the time of the execution of this Lease.

        15.4    Any buyer or transferee of Lessor's interest in this Lesse, whether such transfer is by agreement or by operation of law, shall be deemed to have assumed Lessor's obligation under this Paragraph 15. Each Broker shall be a third party beneficiary of the provisions of this Paragraph 15 to the extent of its interest in any commission arising from this Lease any may enforce that right directly against Lessor and its successors.

        15.5    Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any named in Paragraph 1.0) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Brokers is entitled to any commission or finder's fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by an such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys, fees reasonably incurred with respect thereto.

        15.6    Lessor and Lessee hereby consent to and approve all agency relationships, including any dual agencies, indicated in Paragraph 1.10.

16.    Tenancy Statement.

        16.1    Each Party (as "Responding Party") shall within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Tenancy Statement" form published by the American industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

        16.2    If Lessor desires to finance, refinance or sell the Premises, any part thereof, or the building of which the Premises are a part, Lessee and all Guarantors of Lessee's performance hereunder shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.    Lessor's Liability.    The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor, Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18.    Severability.    The invalidity or any provision of this Lease, as determined by a court of competent jurisdiction, shell in no way affect the validity of any other provision hereof.

19.    Interest on Past-Due Obligations.    Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within thirty (30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day after it was due at the rate of 12% per annum, but not exceeding the maximum rate allowed by law, in addition to the late charge provided for in Paragraph 13.4.

20.    Time of Essence.    Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21.    Rent Defined.    All Monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22.    No Prior or Other Agreements; Broker Disclaimer.    This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises, Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23.    Notices.

        23.1    All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

        23.2    Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid, Notice delivered by United States Express Mail or overnight courier the guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.

24.    Waivers.    No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessors consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent of similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any preceding Default or Breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted. Any payment given Lessor by Lessee in connection therewith, which such statements and/or conditions shall be of no force or affect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.    Recording.    Either Lessor or Lessee shall upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26.    No Right To Holdover.    Lessee has nor right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease.

28.    Covenants and Conditions.    All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29.    Binding Effect; Choice of Law.    This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initialed in the county in which the Premises are located.

30.    Subordination; Attornment: Non-Disturbance.

        30.1    Subordination.    This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duly, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation. Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default and allow such Lender thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Lessee may have by reason thereof. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

        30.2    Attornment.    Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month's rent.

        30.3    Non-Disturbance.    With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

        30.4    Self-Executing.    The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31.    Attorney's Fees.    If any Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) or Broker in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney's less. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claims or defense. The attorney's fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney's fees reasonably incurred. Lessor shall be entitled to attorney's fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32.    Lessor's Access; Showing Premises; Repairs.    Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part, as Lessor may reasonably deem necessary, Lessor may at any time place or about the Premises or building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee.

33.    Auctions.    Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34.    Signs.    Lessee shall not place any sign upon the Premises, except that Lessee may, with Lessor's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Lessee's own business. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installations. Trade Fixtures and Alterations). Unless otherwise expressly agreed herein, Lessor reserves all rights to the use of the roof and the right to install, and all revenues from the installation of, such advertising signs on the Premises, including the roof, as do not unreasonably interfere with the conduct of Lessee's business.

35.    Termination; Merger.    Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lessor estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenacies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lessor interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36.    Consents.

          (a)   Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineer's or other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, practice or storage tank, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefore, Subject to

  Paragraph 12.2(e) (applicable to assignment or subletting). Lessor may, as a condition to considering any such request by Lessee, require that Lessee deposit with Lessor an amount of money (In addition to the Security Deposit held under Paragraph 5) reasonably calculated by Lessor to represent the cost Lessor will incur in considering and responding to Lessee's request. Except as otherwise provided, any unused portion of said deposit shall be refunded to Lessee without interest Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgement that no Default or Breach by Lease of this Lessee exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

          (b)   All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37.    Guarantor.

        37.1    If there are to be any Guarantors of this Lease per Paragraph 1.11, the form of the guaranty to be executed by each such Guarantor shall be in the form most recently published by the American Industrial Real Estate Association, and each said Guarantor shall have the same obligations as Lessee under this lease, including but not limited to the obligation to provide the Tenancy Statement and information called for by Paragraph 16.

        37.2    It shall constitute a Default of the Lessee under this Lease if any such Guarantor fails or refuses, upon reasonable request by Lessor to give: (a) evidence of the due execution of the guaranty called for by this Lease, including the authority of the Guarantor (and of the party signing on Guarantor's behalf) to obligate such Guarantor on said guaranty, and including in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, together with a certificate of incumbency showing the signature of the persons authorized to sign or its behalf, (b) current financial statements of Guarantor as may from time to time be requested by Lessor, (c) a Tenancy Statement, or (d) writter confirmation that the guaranty is still in effect.

38.    Quiet Possession.    Upon payment by Lessee of the rent for the Premises and the observance and performance of all of the covenants, conditions: and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39.    Options.

        39.1    Definition.    As used in this Paragraph 39 the word "Option" has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor: (b) the right of first refusal to lease the Premises or the right of [ILLEGIBLE] offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor: (c) the right to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor, or the right of first offer to purchase other property of Lessor.

        39.2    Options Personal To Original Lessee.    Each Option granted to Lessee in this Lease is personal to the original Lessee named in Paragraph 1. hereof, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Lessee is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Lessee are not assignable, either as a part of an assignment of this

Lease or separately or a part therefrom, and no Option may be separated from this Lease any manner, by reservation or otherwise.

        39.4    Effect of Default Options.

          (a)   Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph 13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid (without regard to whether notice thereof is given Lessee), or (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessor has given to Lessee three (3) or more notices of Default under Paragraph 13.1, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

          (b)   The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

          (c)   All rights of Lessee under the provisions of an Option shall terminate and be [ILLEGIBLE] further force of effect, notwithstanding Lessee's due and timely exercise of the Option. If, after such exercise and during the term of this Lease, (i) Lessee fails to pay Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessor, or (ii) Lessor gives to Lessee three (3) or more notices of Default under Paragraph 10.1 during any twelve (12) month period, whether or not the Defaults are cured, or (iii) If Lessee commits a Breach of this Lease.

40.    Multiple Buildings.    If the Premises are part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of such other buildings and their invitees, and that Lessee will pay its fair share of common expenses incurred in connection therewith.

41.    Security Measures.    Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42.    Reservations.    Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to ellectuate any such easement rights, dedication, map or restrictions.

43.    Performance Under Protest.    If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum, if it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44.    Authority.    If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, true or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45.    Conflict.    Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46.    Offer.    Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to lease to Lessee. This Lease is not intended to be binding until executed by all Parties hereto.

47.    Amendments.    This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. The parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional, insurance company, or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

48.    Multiple Parties.    Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such Multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

49.	Commencement Date	Exhibit A: Site Plan
50.	Base Rent
51.	Lease Modification
52.	Assignment of Sublease

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

  IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY AS TO THE POSSIBLE PRESENCE OF ASBESTOS, STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKERS(S) OR THEIR AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES: THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

        The parties hereto have executed this Lease at the place on the dates specified above to their respective signatures.

Executed at	San Diego, Calif	Executed at	Carlsbad, California
on	[ILLEGIBLE]	on	10 May 1995
by LESSOR:	by LESSEE:
Levine Family Trust		Pacific Recorders & Engineering Corporation
By	/s/ SIDNEY H. LEVINE	By	/s/ Jack K. Williams
Name Printed:	Sid Levine	Name Printed:	Jack Williams
Title:	Title:	President
By	By
Name Printed:	Name Printed:
Title:	Title:
Address:	Address:	2070 Camino Vida Roble
Carlsbad, CA 92009
Tel. No.	( )	Fax No.	( )	Tel. No.	(619)	438-3911	Fax No.	( )

NOTICE:
These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: American Industrial Real Estate Association 345 South Figueroa Street, Suite M-1, Los Angeles, CA 90071, (213) 687-8777. Fax. No. (213) 687-8618.
© Copyright 1990—By American Industrial Real Estate Association, All rights reserved.
No part of these works may be reproduced in any form without permission in writing.

FORM 204N-R-12/91

ADDENDUM DATED JUNE 9, 1995, TO LEASE DATED MAY 9, 1995, BY AND BETWEEN THE LEVINE FAMILY TRUST AS LESSOR AND PACIFIC RECORDERS AND ENGINEERING, INC. AS LESSEE FOR 2070 CAMINO VIA ROBLE AND 2080 LAS PALMAS, CARLSBAD, CALIFORNIA

Insert at 4-A on Page 4:

The foregoing exemption of Lessor from liability shall not limit Lessor's liability for its own negligence or wilful misconduct or that of its agents, contractors or employees.

Additions to Addendum:

        Insuring Party.    Notwithstanding the provisions of Section 1.9, the Lessee shall be the Insuring Party.

        Rental Abatement.    Lessor shall grant Lessee the following abatements in Base Rent: $7,500.00 in January 1996, $2,500 in February 1996, and $7,500,00 in January 1997.

        Indenity Provisions.    The provisions of Section 8.7 are modified as follows:

          a.    Indemnity Limitation.    Lessee shall not be required to indemnify, defend or hold Lessor harmless or to waive or release any claims Lessee may have with respect to any claims, actions, damages, costs, liabilities or expenses, including attorneys' fees and court costs arising out of or in connection with (i) any acts or omissions of Lessor, or due to any acts or omissions of any other tenants of the Buildings, except to the extent such losses are covered and paid for by insurance carried by Lessee, or (ii) the existence, storage, use, presence, migration or disposal of any Hazardous Substances on or about the Premises or the Buildings, unless present on the Premises or in the Buildings prior to the commencement of this Lease or due to the acts or omissions of Lessee.

          b.    Lessor Indemnity of Lessee.    Lessor shall indemnify, defend and hold Lessee harmless from and against any and all claims, causes of action, losses, costs, damages, expenses and liabilities, including without limitation, attorneys' fees and court costs, which Lessee may incur or pay by reason of any accidents, damages or injuries to persons or property occurring in and about the Premises or the Buildings, which result from Lessor's breach of the Lease or of its obligations to Lessee or third parties, except to the extent such losses are covered and paid for by an insurance policy carried by Lessee. The foregoing obligations of Lessor to indemnify Lessee shall survive the expiration or earlier termination, whether by default or otherwise, of this Lease.

        Utilities.    Notwithstanding the provisions of Section 11 of the Lease, in addition to the other rights, and remedies Lessee may have under the Lease or at law or in equity, during any period of interruption during the term of the Lease begginning on the forty-first (41st) month and caused by Lessor's breach of the Lease or of its obligations to Lessee or third parties, Lessee's rental obligations shall be equitably reduced to the extent Lessee's use and enjoyment of the Premises is diminished.

        Improvements and Alterations.    Notwithstanding the provisions of Section 7.3 of the Lease, Lessor acknowledges that Lessee, at Lessee's sole cost and expense, shall have the option at its sole discretion to make certain alterations, improvements, additions, and utility installations to the Premises ("Lessee's Alterations"). Any Lessee's Alterations to the exterior walls, floor, ceiling and roof shall require Lessor's reasonable consent. All other Lessee's Alterations may be made without Lessor's consent. Upon the expiration or termination of the Original Term, Lessee shall not be required to remove Lessee's Alterations. Lessee's Alterations shall remain part of the Premises belonging to Lessor and shall not be removed by Lessee without Lessor's consent. Notwithstanding the foregoing, Lessee may remove at any time any business or trade fixture, machinery or equipment, furniture, furnishings and other articles of personal property located in the Premises; provided, however, Lessee shall promptly repair any damage to the Premises resulting from such removal.

1

        Damage/Destruction.    Notwithstanding the provisions of Section 9 of the Lease, Lessee shall have the option of terminating the Lease by delivering written notice to Lessor if any of the following conditions exist: (i) it reasonably appears that the repair or any damage or destruction to the Premises or the Buildings shall take longer than twelve (12) months from the date of such damage or destruction to complete, (ii) Lessor does not complete the repair or reconstruction of the Premises or the Buildings within twelve (12) months from the date of such damage or destruction, or (iii) the damage or destruction to the Premises or the Buildings occurs during the last six (6) months of the Original Term or any extension thereof.

        Eminent Domain.    Notwithstanding the provisions of Section 14 of the Lease, if any portion of the Buildings or Premises is condemned such that the remaining portion is unsuitable for Lessee's continued use and enjoyment of the Premises in the same manner as before such condemnation, Lessee may terminate the Lease by delivering written notice to Lessor. If the Lessee does not terminate the Lease, the Lease shall remain in full force and effect as to the portion remaining, except that Lessee shall receive a proportionate allowance for the Base Rent corresponding to the time during which Lessee shall be so deprived on account of such condemnation. Any award or other payment for such condemnation shall be divided between the parties in the manner provided by applicable law.

        Hazardous Substances.    Notwithstanding the provisions of Section 6.2(c) of the Lease, Lessor shall not bring onto the Premises or into the Buildings, or knowingly allow to be brought onto the Premises or into the Buildings, any Hazardous Substances, other than those brought onto the Premises by Lessee or under Lessee's control. The last two (2) sentences of Section 6.2(c) shall apply equally to Lessor and Lessee.

        Release of Lessor.    Any provision in the Lease which purports to release or limit Lessor's liability in the event of an assignment, sale or transfer of the Buildings by Lessor is conditioned upon such assignee, buyer or transferee assuming in writing, in a commercially reasonable form and delivering a copy of the same to Lessee, Lessor's obligations under this Lease arising after such assignment, sale or transfer. In addition, in no event shall Lessor be released of any acts or omissions of Lessor or other obligations of Lessor arising prior to such assignment, sale or transfer.

AGREED AND ACCEPTED
LESSOR

/s/ JUDITH A. LEVINE, Trustee JUDITH A. LEVINE, Trustee under the Levine Family Trust
/s/ SIDNEY H. LEVINE, Trustee SIDNEY H. LEVINE, Trustee under the Levine Family Trust

LESSEE
PACIFIC RECORDERS AND ENGINEERING, INC., a California corporation

/s/ JACK WILLIAMS, President JACK WILLIAMS, President

2

ADDENDUM TO SUBLEASE DATED MAY 9, 1995 BY AND BETWEEN PACIFIC RECORDERS AND ENGINEERING CORPORATION AS SUBLESSOR AND PACIFIC METAL FABRICATORS, INC. AS SUBLESSEE FOR A PORTION OF 2080 LAS PALMAS, CARLSBAD, CALIFORNIA.

49.    COMMENCEMENT DATE:

  The sublease commencement date shall be at the close of escrow with The Levine Trust as Buyer and Lessor as Seller of the premises. In the event the escrow does not close, this sublease shall become null and void.

50.    BASE RENT:

  The rent shall be a triple net (NNN)* rent payable on the first day of each month per the following schedule. In the event the sublease commencement date begins on other than the first of the month, the rent shall be prorated at the sublease commencement date through to the first of the following month:

Year	Month	Monthly Rent (NNN)
1	1-12		$8,250.00
2	13-24		$8,250.00
3	25-36		$8,250.00
4	37-40 41-48	$ $	8,250.00 10,250.00
5	49-60		$10,660.00
5	61-72		$11,086.40
7	73-84		$11,529.44
8	85-96		$11,990.00
9	97-108		$12,470.00
10	109-120		$12,970.00

* During months 1-40 Sublessee shall not be obligated to pay its pro rata share of real estate property taxes, building maintenance, and building landscape.

51.    PACIFIC METAL FABRICATORS INC, LEASE:

  Upon close of escrow the lease for 2080 Las Palmas Drive, Carlsbad dated August 26, 1993 between Pacific Metal Fabricators Inc. as Lessee and Jack Williams as Lessor and all its amendments, shall immediately become null and void.

52.    ASSIGNMENT OF SUBLEASE:

  SubLessee and SubLessor hereby agree that commencing on month 41 of the lease term, estimated to be October 1998, the sublease between Pacific Recorders & Engineering Corporation as Sublessor, and Pacific Metal Fabricators Inc. as Sublessee shall be assigned to the Levine Family Trust as Lessor. All the terms and conditions of the lease document shall remain in full force and effect, with all obligations of said lease transferring of the Levine Family Trust as Lessor, and Pacific Metal Fabricators Inc. as Lessee.

53.    MODIFICATIONS TO MASTER LEASE:

  Sublessee's consent shall not be required to modifications in the "boilerplate" provisions of the Master Lease (see attached letter dated May 9, 1995) or other modifications which do not adversely affect SubLessee's rights or increase SubLessee's obligations under this Sublease.

AGREED AND ACCEPTED:

	SUBLESSOR		SUBLESSEE:
	Pacific Recorders and Engineering Corporation		Pacific Metal Fabricators Inc.

By:	/s/ Jack K. Williams Jack Williams	By:	/s/ William S. Woods William S. Woods
Title:	President	Title:	PRESIDENT
Date:	16 May 1995	Date:	5/16/95

ADDENDUM TO LEASE DATED MAY 9, 1995 BY AND BETWEEN THE LEVINE FAMILY TRUST AS LESSOR AND PACIFIC RECORDERS AND ENGINEERING, INC. AS LESSEE FOR 2070 CAMINO VIDA ROBLE AND 2080 LAS PALMAS, CARLSBAD, CALIFORNIA.

49.    COMMENCEMENT DATE:

  The lease commencement date shall be at the close of escrow with Lessor as buyer of the premises and Lessee as Seller. In the event the escrow does not close, this lease shall become null and void.

50.    BASE RENT:

  The rent shall be a triple net (NNN) rent payable on the first day of each month per the following schedule. In the event the lease commencement date begins on other than the first of the month, the rent shall be prorated at the lease commencement date through to the first of the following month:

Year	Month	Monthly Rent (NNN)
1	1-12		$28,750.00
2	13-24		$30,390.00
3	25-36		$32,161.00
4	37-40 41-48	$ $	34,074.00 23,824.00
5	49-60		$24,777.00
6	61-72		$25,768.00
7	73-84		$26,799.00
8	85-96		$27,870.00
9	97-108		$28,985.00
10	109-120		$30,145.00

* SEE PARAGRAPH #51.

51.    LEASE MODIFICATION:

  The parties recognize that concurrent with the execution of this lease, that Pacific Recorders & Engineering Corporation as Sublessor has entered into sublease dated as of the date hereof with Pacific Metal Fabricators, Inc. as Sublessee, for approximately 19,199 square feet in a portion of the building located at 2080 Las Palmas, Carlsbad, California. As more fully set forth in Paragraph 52 below, beginning in month 41 (estimated to be in October, 1998), the parties agree that Pacific Recorders & Engineering Corporation will assign to Lessor, and Lessor will assume, all rights and obligations of Sublessor under such sublease and to relieve lessee from any future responsibility or liability therefor, including any Guaranties. Concurrent with such assignment and assumption, Lessor and Lessee agree to modify Section 1.2 hereof ("Premises") to include only that portion of the subject property then occupied by Lessee (e.g., the building located at 2070 Camino Vida Roble in its entirety of approximately 30,556 square feet, and a portion of the building located at 2080 Las Palmas of approximately 8,911 square feet, or a total occupancy of 39,467 square feet).

52.    ASSIGNMENT OF SUBLEASE:

  Lessee and Lessor hereby agree that effective as of the first day of month 41 of the lease term (estimated to be in October, 1998), Pacific Recorders & Engineering Corporation shall (i) assign to Lessor, and Lessor shall assume, all rights and obligations of Sublessor under the sublease between Pacific Recorders & Engineering Corporation and Pacific Metal Fabricators, Inc. (or any other sublease consented to by Lessor), arising on or after the effective date of such assignment; and (ii) assign to Lessor all right, title and interest of Pacific Recorders & Engineering Corporation in and to any Guaranty of such sublease and to relieve lessee from any future responsibility or liability therefor, including any Guaranties.

  Lessor and Lessee further agree that if during the term of the lease, there is a proposal by lessee that Lessor consent to a new sublease for a term longer than 41 months from the commencement date of this lease, then Lessor agrees not to withhold its consent to such sublease provided that such proposed sublease is on terms no less favorable than the current terms of the sublease between Pacific Recorders & Engineering Corporation and Pacific Metal Fabricators, Inc.

ADDENDUM TO LEASE DATED MAY 9, 1995 BY AND BETWEEN PACIFIC RECORDERS AND ENGINEERING CORPORATION AS SUBLESSOR AND PACIFIC METAL FABRICATORS, INC. AS SUBLESSEE FOR A PORTION OF 2080 LAS PALMAS, CARLSBAD, CALIFORNIA.

49.    COMMENCEMENT DATE:

  The sublease commencement date shall be at the close of escrow with The Levine Trust as Buyer and Lessor as Seller of the premises. In the event the escrow does not close, this sublease shall become null and void.

50.    BASE RENT:

  The rent shall be a triple net (NNN)* rent payable on the first day of each month per the following schedule. In the event the sublease commencement date begins on other than the first of the month, the rent shall be prorated at the sublease commencement date through to the first of the following month:

Year	Month	Monthly Rent (NNN)
1	1-12		$8,250.00
2	13-24		$8,250.00
3	25-36		$8,250.00
4	37-40 41-48	$ $	8,250.00 10,250.00
5	49-60		$10,660.00
6	61-72		$11,086.40
7	73-84		$11,529.44
8	85-96		$11,990.00
9	97-108		$12,470.00
10	109-120		$12,970.00

* During months 1-40 Sublessee shall not be obligated to pay its pro rata share of real estate property taxes, building maintenance, and building landscape.

51.    PACIFIC METAL FABRICATORS INC, LEASE:

  Upon close of escrow the lease for 2080 Las Palmas Drive, Carlsbad dated August 26, 1993 between Pacific Metal Fabricators Inc. as Lessee and Jack Williams as Lessor and all its amendments, shall immediately become null and void.

52.    ASSIGNMENT OF SUBLEASE:

  SubLessee and SubLessor hereby agree that commencing on month 41 of the lease term, estimated to be October 1998, the sublease between Pacific Recorders & Engineering Corporation as Sublessor, and Pacific Metal Fabricators Inc. as Sublessee shall be assigned to the Levine Family Trust as Lessor. All the terms and conditions of the lease document shall remain in full force and effect, with all obligations of said lease transferring of the Levine Family Trust as Lessor, and Pacific Metal Fabricators Inc. as Lessee.

53.    MODIFICATIONS TO MASTER LEASE:

  Sublessee's consent shall not be required to modifications in the "boilerplate" provisions of the Master Lease (see attached letter dated May 9, 1995) or other modifications which do not adversely affect SubLessee's rights or increase SubLessee's obligations under the Sublease.

AGREED AND ACCEPTED:

	SUBLESSOR		SUBLESSEE:
	Pacific Recorders and Engineering Corporation		Pacific Metal Fabricators Inc.

By:	/s/ Jack K. Williams Jack Williams	By:	/s/ William S. Woods William S. Woods
Title:	President	Title:	PRESIDENT
Date:	10 May 1995	Date:	5/10/95
	LESSOR			LESSEE:
	Levine Family Trust			Pacific Recorders and Engineering Corp.

By:	/s/ Sid H. Levine Trustee Sid Levine		By:	/s/ Jack K. Williams Jack Williams
	Title			Title:	President
	Date:	5/14/95		Date:

[GRAPHIC MAP]

EXHIBIT B

RENT SCHEDULE

YEAR	MONTHS	PACIFIC METALS MONTHLY RENT
1 Beginning February 1, 1998	1-4 5-8 9-12	$ $ $	8,250 8,250 10,250	* *
2	13-16 17-24	$ $	10,250 10,660
3	25-28 29-36	$ $	10,660 11,086.40
4	37-40 41-48	$ $	11,086.40 11,529.44
5	49-52 53-60	$ $	11,529.44 11,990
6	61-64 65-72	$ $	11,990 12,470
7	73-76 77-84	$ $	12,470 12,970
8	85-88		$12,970

* Paid to Pacific Recorders and Engineering Corporation

QuickLinks

  Exhibit 10.11
SUBLEASE AGREEMENT
RECITALS
LESSOR'S CONSENT
[EXHIBIT "A"] Prime Lease
Exhibit B APPROVED SIGNAGE AND ALTERATIONS
STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE—NET
EXHIBIT B RENT SCHEDULE